                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                      LITTON INDUSTRIES, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          FRANK A. PICCOLO, SECURITIES COUNSEL,
                                      LITTON INDUSTRIES, INC.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            LITTON INDUSTRIES, INC.
         360 NORTH CRESCENT DRIVE, BEVERLY HILLS, CALIFORNIA 90210-4867
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 8, 1994

TO THE SHAREHOLDERS OF LITTON INDUSTRIES, INC.:

    The 1994 Annual Meeting of the Shareholders of LITTON INDUSTRIES, INC. (the "Company"), will be held at the Davidson Conference Center of the University of Southern California, Jefferson Boulevard at Figueroa Street, Los Angeles, California, on Thursday, December 8, 1994, at 11:00 a.m., for the following purposes:

    1.  To elect a Board of Directors.

    2. To ratify the appointment of Deloitte & Touche LLP as independent auditors.

    3. To consider and act upon such other matters as may properly be presented for action at the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on October 14, 1994, are entitled to vote at the meeting. A list of such shareholders shall be open to the examination of any shareholder at the meeting and, for a period of ten days prior to the date of the meeting for any purpose germane to the meeting and, during ordinary business hours at The Bank of New York, 10990 Wilshire Boulevard, Suite 1700, Los Angeles, California.

    Holders of a majority of the Company's outstanding voting shares must be present either in person or by proxy in order for the meeting to be held. WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

    All shareholders are cordially invited to attend the meeting.

                                          JEANETTE M. THOMAS
                                              SECRETARY

October 28, 1994

           IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED,
                         SIGNED, AND RETURNED PROMPTLY

                            LITTON INDUSTRIES, INC.
         360 NORTH CRESCENT DRIVE, BEVERLY HILLS, CALIFORNIA 90210-4867

October 28, 1994

                                PROXY STATEMENT

    This statement is furnished in connection with the solicitation by the Board of Directors of Litton Industries, Inc., a Delaware corporation (hereinafter called the "Company", "Litton" or "LIT"), of proxies to be used at the Annual Meeting of the Shareholders of the Company to be held on Thursday, December 8, 1994, at 11:00 a.m., at the Davidson Conference Center of the University of Southern California, Jefferson Boulevard at Figueroa Street, Los Angeles, California, and at any adjournment thereof.

    A form of proxy is enclosed for use at the meeting. The proxy may be revoked by the shareholder at any time, before it is voted, by written notice to the Secretary of the Company at the Company's address shown above. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the 11 nominees for directors named below; and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

    This Proxy Statement is being mailed to shareholders beginning on or about October 28, 1994, accompanied by Litton's annual report to shareholders for the fiscal year ended July 31, 1994.

    The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of Litton in person or by telephone, telegraph, facsimile transmission, or telex. In addition, the Company has retained D. F. King & Co., Inc., to aid in the solicitation at an estimated cost of $12,000 plus out-of-pocket expenses. Arrangements have been made for brokerage houses, nominees, and other custodians to send proxy materials to their principals, and the Company will reimburse them for doing so.

    Only shareholders of record at the close of business on October 14, 1994, will be entitled to vote at the Annual Meeting. At the close of business on such record date there were 45,965,039 shares of $1 par value of Common Stock ("Common Stock") and 410,643 shares of Series B $2 Cumulative Preferred Stock, par value $5 ("Series B Preferred Stock"), outstanding and entitled to vote. No other class of voting security of the Company is issued and outstanding. Each share of Common Stock or Series B Preferred Stock entitles the holder thereof to one vote.

    Assuming a quorum is present in person or by proxy at the meeting, with respect to the election of directors, the 11 nominees receiving the greatest number of votes cast by the holders of the Common Stock and Series B Preferred Stock voting as one class will be elected directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series B Preferred Stock represented at the Annual Meeting in person or by proxy and voting as one class is necessary for the ratification of the appointment of the independent auditors.

    For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker nonvotes"), those shares will not be included in the vote totals and therefore will have no effect on the vote.

                  DISTRIBUTION OF STOCK OF WESTERN ATLAS INC.

    Certain matters referred to in this Proxy Statement are related to the distribution to the Company's shareholders on March 17, 1994, (the "Distribution") of all the Common Stock of Western Atlas Inc. ("Western Atlas" or "WAI"), a subsidiary of Litton which conducted the Company's oilfield information services and industrial automation systems businesses.

                           THE ELECTION OF DIRECTORS

    It is intended that the persons named in the proxy will, unless otherwise instructed, vote for the election of the 11 nominees listed below to serve as directors until the succeeding Annual Meeting of Shareholders and until respective successors are elected and qualify. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors (or the number of authorized directors may be reduced).

    Each of the nominees, except for Rudolph E. Lang, Jr., John M. Leonis, William P. Sommers and Admiral David E. Jeremiah was elected to his or her present term of office at Litton's last Annual Meeting of Shareholders. Messrs. Lang and Leonis were elected to the Company's Board of Directors in March 1994, in connection with the Distribution. Dr. Sommers was elected to the Company's Board of Directors in August 1994. Admiral Jeremiah was elected to the Company's Board of Directors in September 1994.

    In keeping with the Board's retirement policy for directors, one incumbent member of the Board, Wallace W. Booth, will not be standing for re-election. Mr. Booth has been a member of the Company's Board of Directors for 17 years and the Company has benefited greatly from his wise counsel.

    The following information with respect to the principal occupation and other affiliations of each nominee and in regard to past business experience has been furnished to the Company by the respective nominees for directors.

    ALTON J. BRANN has been the Chairman of the Board of Litton since March 17, 1994. Mr. Brann is also the Chairman of the Board and Chief Executive Officer of Western Atlas Inc. Mr. Brann is a former President and Chief Executive Officer of Litton. Mr. Brann joined Litton in 1973. Mr. Brann was elected a Senior Vice President of Litton in 1987, was elected President and Chief Operating Officer in November 1990 and served as President and Chief Executive Officer of Litton from December 1992 until March 17, 1994. Mr. Brann is a director of the Los Angeles World Affairs Council and the United Way of Los Angeles. He is a member of the Board of Governors of Town Hall of Los Angeles, the U.S.-Russia Business Council, the Board of Overseers of the Executive Council on Foreign Diplomacy, the Board of the Petroleum Equipment Suppliers Association, the President's Cabinet of California Polytechnic State University, the California Business
Higher  Education  Forum  and   serves  as  a   Trustee  of  the   Manufacturers

Alliance for Productivity and Innovation. He is a senior member of the Institute of Electrical and Electronic Engineers, and also a member of the Optical Society of America, the Institute of Navigation and the Society of Petroleum Engineers. Age 52. First elected a director in 1990.

    JOSEPH T. CASEY is Vice Chairman and Chief Financial Officer of Western Atlas Inc. Mr. Casey is a former Vice Chairman and Chief Financial Officer of Litton. Mr. Casey was elected a Senior Vice President of Litton in 1969. He became an Executive Vice President in 1976, and served as the Vice Chairman and Chief Financial Officer of Litton from 1988 to March 17, 1994. He is a trustee of Claremont McKenna College and of the Don Bosco Technical Institute. Age 63. First elected a director in 1981.

    CAROL B. HALLETT has been a Senior Government Relations Advisor with Collier, Shannon, Rill & Scott since February 1993, and is a Trade Advisor of Clark Company, Paso Robles, California. From November 1989 to January 1993, she served as Commissioner of United States Customs. From May to November of 1989, Mrs. Hallett was associated with The Carmen Group, Inc. (public and government relations). She was U. S. Ambassador to the Commonwealth of Bahamas from September 1986 to May 1989. She is also a director of Radix Group International, Fleming Companies, Inc., and the American Association of Exporters and Importers; a member of The Defense Advisory Committee on Women in the Services as well as a member of the President's Cabinet of California Polytechnic State University; and a Trustee of the United States Naval Institute and Junior Statesmen of America. Age 57. First elected a director in 1993.

    THOMAS B. HAYWARD, Admiral, U. S. Navy (Ret.), is President of Thomas B. Hayward Associates, an executive consulting firm for Asia-Pacific business development. Admiral Hayward served as the Chief of Naval Operations of the United States Navy from 1978 until his retirement from active service with the Navy in 1982. He is a director of Bancorp Hawaii, Inc., and its affiliates Bank of Hawaii and Bank of Hawaii International, Inc.; The Ethics Resource Center; Maxwell Laboratories, Inc., and its subsidiary Foodco Corporation; the Private Sector Council; and Armed Services YMCA. Admiral Hayward is also Chairman Emeritus of the State of Hawaii High Technology Development Corporation and is Chairman of the Marimed Foundation. He is Chairman and President of the Pacific Aerospace Museum, Vice Chairman of The Pacific Forum, and an associate fellow of the Center for Strategic and International Studies. Age 70. First elected a director in 1982.

    ORION L. HOCH is Chairman Emeritus of Litton. Mr. Hoch is a former Chairman of the Board of Directors of Litton and a former Chief Executive Officer of Litton. Mr. Hoch served as Chief Executive Officer from 1986 through 1992, and served as Chairman of the Board from 1988 through March 17, 1994. Mr. Hoch is a director of Western Atlas Inc. and is Chairman of the Executive Committee of the Board of Directors of Western Atlas Inc. He is also a director of Measurex Corporation and a trustee of Carnegie Mellon University. Age 65. First elected a director in 1982.

    DAVID E. JEREMIAH, Admiral, U. S. Navy (Ret.), is President and Chief Executive Officer of Technology Strategies & Alliances, a consulting firm specializing in providing strategic planning advice in the areas of telecommunications and defense. Admiral Jeremiah served as Vice Chairman, Joint Chiefs of Staff, from 1990 to 1994. From 1987 to 1990 he was Commander-in-Chief, U.S. Pacific Fleet. Admiral Jeremiah is also the Chairman of the Defense Systems Electronics Group Advisory Committee of Texas Instruments Incorporated. Age 60. First elected a director in 1994.

    RUDOLPH E. LANG, JR. is a Senior Vice President and the Chief Financial Officer of Litton. Mr. Lang joined Litton in 1961 as Manager of Accounting at the Guidance and Control Systems division, was named Vice President, Finance in 1969, became Group Vice President in 1978, and was elected a corporate Vice President in 1984. He was elected a Senior Vice President in 1988 and served as the corporate Controller of Litton from December 1988 to June 1994. He became Chief Financial Officer in March 1994. Age 58. First elected a director in 1994.

    ROBERT H. LENTZ is a former Senior Vice President and General Counsel of Litton. He joined Litton in 1954. He became Senior Vice President and General Counsel in 1979 (which position he held until his retirement in 1990). From 1983 to 1991, Mr. Lentz was a director of the American Arbitration Association. He is presently a venture capital investor in and a consultant to various small privately-held companies. Age 69. First elected a director in 1993.

    JOHN M. LEONIS is President and Chief Executive Officer of Litton. Prior to assuming his current position on March 17, 1994, Mr. Leonis was a corporate Senior Vice President and Group Executive of the Company's Navigation, Guidance and Control Systems Group. Mr. Leonis has been with Litton for 34 years, serving primarily in a number of key management positions with the Company's Navigation, Guidance and Control Systems Group. He served as Vice President of Engineering before becoming President of the Company's Guidance and Control Systems division in 1986. In March 1988 he was promoted to Group Executive of the Navigation, Guidance and Control Systems Group. He was elected a Senior Vice President in June 1990. Age 61. First elected a director in 1994.

    WILLIAM P. SOMMERS is President and Chief Executive Officer of SRI International, Menlo Park, CA. Dr. Sommers currently serves on the boards of Kemper Mutual Funds, Rohr, Inc., Therapeutic Discovery Co. and the Bay Area Council. Prior to joining SRI International early in 1994, Dr. Sommers was Executive Vice President of Iameter, Inc., San Mateo, CA. Earlier, he was with Booz-Allen & Hamilton, Inc. for 30 years, and served as a director and President of the Technology Management Group. From 1961 to 1963, Dr. Sommers was the Chief of Propulsion Development of Martin Marietta Corporation, Baltimore, MD. Age 61. First elected a director in 1994.

    C. B. THORNTON, JR. is President of Thornton Corporation, which is engaged in mining and private investments. From 1974 until 1982 Mr. Thornton was president and principal owner of the T Lazy S Ranch in Nevada, which conducted farming, mining, and cattle operations. He is a former executive of Cessna Aircraft Company and a former consultant with McKinsey & Company. He is president of The Thornton Foundation and a member of the Twentieth Century Round Table and of the Society of Experimental Test Pilots. Mr. Thornton is also a trustee of Harvey Mudd College and of Harvard-Westlake School, Los Angeles. Age
52. First elected a director in 1981.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

    The Company's Board of Directors presently has the following standing committees, the membership and principal responsibilities of which are described below:

EXECUTIVE COMMITTEE

    Members: Joseph T. Casey (Chairman), Alton J. Brann, Rudolph E. Lang, Jr., Robert H. Lentz and John M. Leonis

    Between meetings of the Board of Directors, the Executive Committee has all powers which may be lawfully delegated to it under Delaware law. In general, such powers include supervision of the management of all business of the Company except for matters which by law specifically require the action of the full Board or of the shareholders. During the 1994 fiscal year, the Executive Committee took action without a formal meeting by unanimous written consent on 35 occasions. All of such actions taken by the Executive Committee during fiscal 1994 were subsequently ratified by the full Board.

AUDIT AND COMPLIANCE COMMITTEE

    Members: Thomas B. Hayward (Chairman), Wallace W. Booth, Joseph T. Casey, Carol B. Hallett and C. B. Thornton, Jr.

    The Audit and Compliance Committee held four meetings during the 1994 fiscal year. This Committee reviews and makes inquiries, as it deems appropriate, with respect to the scope and results of the audit by the independent auditors, the activities of the Company's internal auditors, and the adequacy of the Company's system of internal accounting controls and procedures. This Committee proposes the appointment of independent auditors subject to approval by the Board and ratification by the shareholders and approves the fees paid for services rendered by such auditors. The Audit and Compliance Committee also reviews the implementation of, and monitoring of compliance with, Litton's "Statement of Principles and Standards of Conduct" and is responsible for the "Reportable Interests Program" of the Company.

COMPENSATION AND SELECTION COMMITTEE

    Members: Wallace W. Booth (Chairman), Carol  B. Hallett and C. B.  Thornton,
Jr.

    The Compensation and Selection Committee reviews and makes recommendations with respect to the Company's various compensation programs. This Committee administers and designates employees to participate in the Company's Performance Award Plan, the 1984 Long-Term Stock Incentive Plan, and certain other employee incentive plans of the Company and determines certain of the terms thereof and the amount of the individual awards thereunder. The Compensation and Selection Committee also reviews and approves the remuneration of, any employment or change in control agreements with, and the amount of any loans to be made by the Company to, senior officers of Litton. During the 1994 fiscal year, the Committee met five times.

NOMINATING COMMITTEE

    Members: Carol B. Hallett (Chairman), Wallace W. Booth, Alton J. Brann and Thomas B. Hayward

    The Nominating Committee recommends possible candidates to fill vacancies on the Board of Directors and reviews the qualifications of candidates recommended by others. The Committee will consider nominees recommended by shareholders. Such recommendations should be submitted in writing to the Committee in care of the Secretary of the Company at its address set forth on the first page of this Proxy Statement. The Nominating Committee met one time during the 1994 fiscal year and took action without a formal meeting by unanimous written consent on one occasion.

DIRECTOR'S COMPENSATION AND RETIREMENT POLICIES

    Directors who are not employees of Litton are paid an annual fee for Board service of $27,500 payable in quarterly installments, and an attendance fee of $1,500 for each Board meeting attended and each meeting of a committee of the Board attended, other than meetings of the Executive Committee. The non-executive Chairman of the Board is paid an additional annual fee of $60,000 payable in quarterly installments. The non-employee Chairman of the Executive Committee is paid an additional annual fee of $15,000 payable in quarterly installments. Other non-employee members of the Executive Committee are paid an additional annual fee of $12,000 payable in quarterly installments. Directors who are employees of the Company are not paid any fee or additional remuneration for services as members of the Board or any committee thereof.

    Pursuant to the Litton Industries, Inc. Deferred Compensation Plan for Directors, any director of the Company may defer his or her annual fee for Board service and fees earned for attendance at meetings of the Board or any committee thereof. Amounts deferred bear interest at the prime rate in effect on the first business day of each calendar quarter. Payments of deferred amounts, including accrued interest, will be paid in the number of annual installments requested by the director, commencing after the director ceases to be a member of the Board; provided that upon the occurrence of certain events resulting in a change in the control of the Company, all such amounts will become immediately due and payable in a lump sum.

    Under the terms of the Litton Industries, Inc. Director Stock Option Plan, directors and advisory directors who are not employees of the Company or any subsidiary thereof automatically receive annual grants of options to purchase shares of the Company's Common Stock at the fair market value of such stock on the date of grant. Pursuant to this plan, each incumbent director of the Company, except Messrs. Brann, Hoch, Casey, Leonis, Lang, Sommers and Jeremiah, and Ambassador Hallett, received on December 9, 1993, options to purchase 2,000 shares of Common Stock at a purchase price of $64.06 per share. Ambassador Hallett received on December 9, 1993, options to purchase 10,000 shares of Common Stock at a purchase price of $64.06 per share. As a result of the Distribution, and in accordance with the terms of the plan, such purchase price was adjusted to $26.97 per share and each such optionee also received options to purchase 2,000 shares (10,000 shares in the case of Ambassador Hallett) of WAI common stock at a purchase price of $37.09 per share. Subsequent grants of options to purchase 2,000 shares of Common Stock will be made to each outside director in December of each year; however, any person who joins the Board or becomes an advisory director subsequent to the date of the preceding grant of options under the plan (and who was not an employee of the Company subsequent to such preceding grant date) will receive an initial grant of options to purchase 10,000 shares. All options granted under the plan become fully exercisable on the first anniversary of the grant thereof; however, if a director or advisory director dies or becomes permanently disabled while serving in either such capacity, or if the director retires pursuant to the policy for mandatory retirement of directors described below, then all options held by such director or advisory director become exercisable in full. In addition, if any of certain events resulting in a change in the control of the Company occurs, then all options granted under the plan become fully exercisable.

    The Company has a policy establishing the mandatory retirement date of each member of the Board as the date of the Annual Meeting of the Shareholders of Litton next following his or her 72nd birthday.

    Under the retirement program for directors, upon retirement from the Board at or after age 65, or upon his or her death after attaining age 65 while serving as a nonemployee director, each director of the Company (or, in the case of death, his or her surviving spouse) is entitled to receive an annual fee, for the period set forth below, equal to the annual fee paid to active members of Litton's Board of Directors as such fee is in effect from time to time (but in no event less than the annual fee in effect on the date of the next Annual Meeting of Shareholders following the retirement date of the director or advisory director or the date of his or her death, if earlier). In the event of the resignation or removal of a director or his or her failure to be re-elected a director prior to the date of his or her 65th birthday, in connection with and as the result of a change in the control of the Company, such director shall thereafter be entitled to receive the annual fee in effect for members of the Board for the year immediately prior to such change in control. In the case of either the fee payable upon retirement (or death) or the fee payable in connection with a change in the control of Litton, payment of the fee to a director shall continue for a period of time equal to the SHORTER of (1) ten years OR (2) the number of years the director served as a member of the Board of Directors of Litton or as an advisory director; provided, however, that in the event the director dies prior to the end of such period of time, such payments shall be made to his or her surviving spouse, if any, for the remainder of such period, but shall in no event continue beyond the death of the surviving spouse (or beyond the death of the director if not survived by a spouse).

    For information regarding certain additional compensation paid by the Company to Admiral Hayward and Messrs. Brann, Casey, Hoch and Lentz during the 1994 fiscal year, see note (b) to the Summary Compensation Table on page 12, see also pages 17 and 18, and the section captioned "Other Information" beginning on page 24.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During the 1994 fiscal year the Board held eight meetings, acted on one occasion by special committee and acted on two occasions by unanimous written consent. Average attendance by incumbent directors at such meetings was 96.6%. During fiscal 1994, all incumbent directors attended 88% or more of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees of the Board on which such directors served; nine directors attended 100% of the meetings associated with their Board and committee memberships.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

BY MANAGEMENT

    The following table sets forth the number of shares of Common Stock of Litton beneficially owned by each director of the Company and each nominee for director, each of the executive officers named in the Summary Compensation Table on page 11 (the "Named Executive Officers"), and all directors, nominees, and executive officers as a group as of September 30, 1994. As of such date, no executive officer, director, or nominee held shares of Series B Preferred Stock. In each case where the number of shares shown exceeds 1% of the Common Stock outstanding on the record date (exclusive of treasury shares), such percentage of outstanding Common Stock is indicated in parentheses. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                                       Share of
                                                     Common Stock
Name                                            Beneficially Owned (a)
- - ---------------------------------------------  ------------------------
Wallace W. Booth.............................               21,094(b)
Alton J. Brann...............................               14,040
Michael R. Brown.............................               20,720
Joseph T. Casey..............................              126,023(c)(d)
Richard D. Fleck.............................                5,332
Carol B. Hallett.............................               10,140
Thomas B. Hayward............................               18,662(e)
Orion L. Hoch................................              191,977(f)
David E. Jeremiah............................                  -0-
Rudolph E. Lang, Jr..........................               62,855
Robert H. Lentz..............................               19,238(g)
John M. Leonis...............................               32,770
William P. Sommers...........................                  -0-
Gerald J. St. Pe.............................               43,444(e)
C. B. Thornton, Jr...........................            1,008,620(h)(2.19%)
Directors, nominees, and executive
  officers as a group (19 persons)...........            1,625,811(i)(j)(3.51%)

- - ---------
(a) Includes shares of Litton Common Stock subject to options which are presently exercisable or become exercisable prior to December 31, 1994, held by the named individuals or the group as follows: Mr. Booth, 20,000 shares; Mr. Brann, 10,640 shares; Mr. Brown, 20,720 shares; Mr. Casey, 89,000 shares; Mr. Fleck, 5,332 shares; Ambassador Hallett, 10,000 shares; Admiral Hayward, 17,650 shares; Mr. Hoch, 25,916 shares; Mr. Lang, 52,400 shares; Mr. Lentz, 12,000 shares; Mr. Leonis, 27,400 shares; Mr. St. Pe, 35,360 shares; Mr. Thornton, 20,000 shares; and such group, 377,998 shares.
(b) Includes shares held by a trust of which Mr. Booth is trustee and in which he has a beneficial interest.
(c) Excludes 5,000 shares held by a charitable corporation of which Mr. Casey serves as trustee. Mr. Casey has voting and investment power with respect to such 5,000 shares and may, thus, be deemed to have incidents of beneficial ownership thereof for certain purposes within the meaning of applicable regulations of the Securities and Exchange Commission

     ("SEC"). Mr. Casey  has advised  the Company that  he disclaims  beneficial ownership  of  the assets  of such  charitable corporation,  including such shares of the Company's Common Stock.
(d)  The table does  not include  255,126 shares of  Common Stock  owned by  the
     Litton  Master  Trust  (the  "Master Trust"),  a  trust  organized  to hold retirement funds  of certain  qualified domestic  retirement plans  of  the
     Company  and  its subsidiaries.  An Investment  Committee appointed  by the
     Board of Directors, which  is presently comprised of  Mr. Casey, Mr.  Lang,
     Mr. Lentz and one other executive officer of Litton, is empowered to direct the  disposition of  the assets  of the  Master Trust  and to  instruct the appropriate bank  trustee with  respect  to the  voting  of shares  of  the
     Company's   Common  Stock  held  by  the  Master  Trust.  Accordingly,  the
     Investment Committee has sole investment power and shares voting power with respect to such shares of  Common Stock held by  the Master Trust and  thus may be deemed to have incidents of beneficial ownership thereof for certain purposes  within  the meaning  of the  SEC  regulations referred  to above.
     Except for  any indirect  interest in  the Master  Trust they  may have  by virtue  of participation in the Company's  retirement plans, the members of the Investment Committee disclaim beneficial ownership of the assets of the
     Master Trust.
(e)  Includes shares of Common Stock owned  jointly by the named individual  and his  spouse, as  to which  he shares investment  and voting  power with his spouse.
(f)  Does not include 1,080 shares of Common Stock owned by Mr. Hoch's wife,  as to which shares Mr. Hoch disclaims beneficial ownership.
(g)  Includes  7,238 shares of Common  Stock held by a  trust for the benefit of
     Mr. Lentz and his spouse,  as to which Mr.  Lentz shares voting power  with his  spouse. Does not  include 358 shares  of Common Stock  held by a trust under the will of a  deceased spouse of Mr. Lentz,  as to which shares  Mr.
     Lentz disclaims beneficial ownership.
(h)  Excludes  33,454 shares of Common Stock owned  by or for the benefit of Mr.
     Thornton's children, as to which  shares Mr. Thornton disclaims  beneficial ownership.  The table does not include  25,378 shares of Common Stock owned by a private foundation  of which Mr. Thornton  is an officer and  trustee.
     Mr. Thornton shares voting and investment power with respect to such 25,378 shares  with another trustee  and may thus  be deemed to  have incidents of beneficial ownership thereof for certain purposes within the meaning of the
     SEC regulations referred  to above.  Mr. Thornton has  advised the  Company that  he disclaims  ownership of the  assets of  such foundation, including such shares of the Company's Common Stock.
(i)  Does not include 50,000  shares of Common Stock  held by the Foundation  of the  Litton  Industries (the  "Foundation"). Voting  power with  respect to these shares is exercised by the Foundation's president, who is an  officer of  the Company; investment power with  respect thereto is exercised by the directors of the Foundation, who are elected by, and may be removed by, the
     Nominating Committee of the Board of Directors of the Company.
(j)  If the 305,126  shares of Common  Stock held  by the Master  Trust and  the
     Foundation  as set forth  in notes (d)  and (i) above  were included in the total amount of outstanding  shares of Common  Stock beneficially owned  by directors, nominees, and executive officers as a group, then the percentage of Common Stock owned by the group would be 4.17%.

BY OTHERS

    Unitrin, Inc., One East Wacker Drive, Chicago, Illinois 60601, reported in a filing on Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that two of its subsidiaries, Trinity Universal Insurance Company and United Insurance Company of America, own in the aggregate 12,657,764 shares of Common Stock constituting 27.54% of the Common Stock outstanding on the record date. Unitrin, Inc., reported that it had sole voting power and sole dispositive power with respect to all such shares.

    In August 1994, Heine Securities Corporation ("HSC"), 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078, reported in a filing on Schedule 13F under the Exchange Act aggregate beneficial ownership of 4,077,400 shares of Common Stock, or 8.87% of the outstanding shares of Common Stock on the record date. HSC has previously reported that HSC and its president have sole voting power and sole dispositive power as to all shares of Common Stock held by HSC.

    In August 1994, Capital Research and Management Company, 333 South Hope Street, Los Angeles, California 90071, reported in a filing on Schedule 13F under the Exchange Act that it has investment discretion with respect to 2,424,100 shares of Common Stock, or 5.27% of the outstanding shares of Common Stock on the record date.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors, upon the recommendation of its Audit and Compliance Committee, has selected the accounting firm of Deloitte & Touche LLP to serve as independent auditors of the Company with respect to the 1995 fiscal year and proposes the ratification by the shareholders of such decision. Deloitte & Touche LLP and a predecessor firm have served as Litton's independent auditors continuously since the 1954 fiscal year, are familiar with the business and operations of the Company and its subsidiaries, and have offices in or convenient to most of the localities in the United States and in most other countries where the Company and its subsidiaries operate.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                       COMPENSATION OF EXECUTIVE OFFICERS

    A summary of the compensation for the Company's chief executive officer, and for the other executive officers who were the highest paid for the 1994 fiscal year for services to Litton and its subsidiaries is shown in the following table.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                      Compensation
                                                              Annual Compensation        Awards
                                                           -------------------------  -------------
                                                              (A)           (B)            (C)            (D)
                                                                                                       All Other
                                                 Fiscal                                              Compensation
Name and Principal Position                       Year     Salary ($)  Bonus ($)(a)    Options (#)      ($)(b)
- - ----------------------------------------------  ---------  ----------  -------------  -------------  -------------
John M. Leonis................................       1994     376,351        425,000       77,000           1,691
  President and Chief Executive                      1993     290,661        290,000       -0-              1,012
  Officer                                            1992     276,970        231,188       30,000
Rudolph E. Lang, Jr...........................       1994     310,198        300,000       32,000           5,466
  Senior Vice President and                          1993     286,936        285,000       -0-              6,011
  Chief Financial Officer                            1992     266,970        270,000       30,000
Gerald J. St. Pe..............................       1994     307,616        315,000       30,000           2,982
  Senior Vice President                              1993     292,078        300,000       -0-              3,461
                                                     1992     281,846        260,000       30,000
Michael R. Brown..............................       1994     262,706        200,000       19,000          21,311
  Senior Vice President                              1993     238,239        200,000       12,000         106,205
                                                     1992     231,676        140,625       18,000
Richard D. Fleck..............................       1994     248,392        190,000       -0-                760
  Senior Vice President                              1993     248,752        118,000       -0-                988
                                                     1992     245,999        204,906       10,000
Alton J. Brann................................       1994     322,915        408,000       -0-             54,785
  President and Chief Executive                      1993     505,781        740,000       30,000           5,707
  Officer through March 17, 1994                     1992     392,312        525,000       56,000
  Chairman of the Board
Joseph T. Casey...............................       1994     307,535        264,000       -0-             42,603
  Vice Chairman and                                  1993     500,011        635,000       18,000          10,138
  Chief Financial Officer                            1992     496,165        500,000       48,000
  through March 17, 1994
  Director
Orion L. Hoch.................................       1994     403,082        768,000       -0-             31,931
  Chairman of the Board                              1993     800,009      1,125,000       -0-             15,077
  through March 17, 1994                             1992     792,317        800,000       28,000
  Chairman Emeritus and Director

- - ---------
(a) Messrs. Brann, Casey and Hoch each received, in December, 1993, an award in a single payment paid from the general corporate funds of the Company. The awards to Messrs. Leonis (in fiscal 1994 only) and Lang represent awards made under Litton's

     Performance  Award  Plan, which  provides  that one  half  of the  award is payable in December following the end of fiscal year for which the award is made and the remainder is payable in two equal installments in December  of each  of the  two following  years, provided the  recipient is  then in the employ of the Company.
(b)  Pursuant to the SEC's  transition rules, amounts prior  to fiscal 1993  are excluded from this column. Included for fiscal 1993 and 1994, respectively, are  the following: (i) the present value  cost of the Company's portion of premiums for  split-dollar  life insurance,  or  the amount  of  term  life insurance premiums, above the coverage level provided generally to salaried
     employees,   which  were  as  follows  for  the  Named  Executive  Officers indicated: Mr. Hoch, $11,107 and $3,898; Mr. Brann, $1,355 and $1,623;  Mr.
     Casey,  $5,391 and $5,827; Mr. Lang, $2,508  and $2,630; Mr. St. Pe, $1,936
     and $2,244; Mr.  Brown, $1,451 and  $1,723; and Mr.  Fleck, $660 and  $740;
     (ii)  amounts of $104,754  and $16,796 paid  either to or  on behalf of Mr.
     Brown in connection with  his relocation to  the Company's headquarters  in
     Beverly   Hills,  California;  (iii)  the  following  amounts  representing premiums paid  by Litton  with  respect to  the participation  in  Litton's
     Executive  Medical  Plan, which  were as  follows  for the  Named Executive
     Officers indicated:  Mr. Hoch,  $2,792 and  $9,709; Mr.  Brann, $2,792  and
     $1,163;  Mr. Casey,  $2,792 and  $1,163; Mr.  Lang, $2,792  and $2,792; Mr.
     Leonis, $1,629 for  fiscal 1994  only; Mr.  Brown, $2,792  for fiscal  1994 only;  and  Mr. St.  Pe although  not a  participant in  Litton's Executive
     Medical Plan was  reimbursed by  the Company for  amounts not  paid by  the employee  medical plan in the amounts of  $561 for fiscal 1993 and $679 for fiscal 1994; and (iv) the  following amounts representing interest  imputed to  and taxable  to recipients  of the loans  described on  page 18-19; Mr.
     Brann, $1,560 and  $153; Mr. Casey,  $1,955 and $123;  Mr. Fleck, $328  and
     $20;  Mr. Hoch, $1,178 and $74; Mr.  Lang, $711 and $44; Mr. Leonis, $1,012
     and $62; and Mr. St. Pe, $964 and $59.
     Upon the Distribution, Mr. Brann  became the non-executive Chairman of  the
     Board  and a member of the Executive and Nominating Committees of the Board
     of Directors and Mr. Casey became  the Chairman of the Executive  Committee and  a  member  of the  Audit  and  Compliance Committee  of  the  Board of
     Directors. During fiscal 1994, Mr.  Brann received an aggregate of  $51,846 and  Mr. Casey  received an aggregate  of $28,997 for  services rendered in these positions.  During fiscal  1994, Mr.  Hoch received  an aggregate  of
     $18,250  as a non-employee  member of the Board  of Directors. In addition, during fiscal 1994, Mr. Casey received $6,493 as a member of the Investment
     Committee of Litton Industries, Inc.

INFORMATION CONCERNING STOCK OPTIONS

    The following table reflects information with respect to stock options granted by the Compensation and Selection Committee to the Named Executive Officers during fiscal 1994, as indicated in the Summary Compensation Table. In addition, in accordance with SEC regulations, there are shown hypothetical gains or "option spreads" that could be realized for the respective options, based on assumed rates of annual stock price appreciation of 0%, 5% and 10% from the date the options were granted over the full ten-year term of the options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               Individual Grants
                         -------------------------------------------------------------
                                                             Market price
                                                              on date of
                                                               grant if
                                    % of Total                different
                                     Options                     from
                         Options    Granted to    Exercise     exercise
                         Granted   Employees in    Price        price       Expiration
Name                       (#)     Fiscal Year     ($/Sh)       ($/sh)         Date
- - -----------------------  -------   ------------   --------   ------------   ----------
John M. Leonis.........  29,697(b)     6.94%       30.38                     6/9/2004
                         12,303(c)     2.87%       30.38                     6/9/2004
                         35,000(d)     8.18%       15.19        30.38        6/9/2004
Rudolph E. Lang, Jr....  19,697(b)     4.60%       30.38                     6/9/2004
                         12,303(c)     2.87%       30.38                     6/9/2004
Gerald J. St. Pe.......  17,697(b)     4.13%       30.38                     6/9/2004
                         12,303(c)     2.87%       30.38                     6/9/2004
Michael R. Brown.......   6,697(b)     1.56%       30.38                     6/9/2004
                         12,303(c)     2.87%       30.38                     6/9/2004

Richard D. Fleck.......   -0-           0.0%       -0-                         --
Alton J. Brann.........   -0-           0.0%       -0-                         --
Joseph T. Casey........   -0-           0.0%       -0-                         --
Orion L. Hoch..........   -0-           0.0%       -0-                         --


                           Potential Realizable Value At Assumed
                          Annual Rates of Stock Price Appreciation
                                    for Option Term (a)
                         ------------------------------------------
                            Value          Value          Value
                         realized at    realized at    realized at
                           0% stock       5% stock      10% stock
                         appreciation   appreciation   appreciation
Name                         ($)            ($)            ($)
- - -----------------------  ------------   ------------   ------------
John M. Leonis.........     -0-            567,510      1,554,935
                            -0-            235,110        644,185
                           531,650       1,200,500      2,364,250
Rudolph E. Lang, Jr....     -0-            376,410      1,031,335
                            -0-            235,110        644,185
Gerald J. St. Pe.......     -0-            338,190        926,615
                            -0-            235,110        644,185
Michael R. Brown.......     -0-            127,980        350,655
                            -0-            235,110        644,185
Richard D. Fleck.......     -0-            -0-            -0-
Alton J. Brann.........     -0-            -0-            -0-
Joseph T. Casey........     -0-            -0-            -0-
Orion L. Hoch..........     -0-            -0-            -0-

- - ------------

(a) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises or stock holdings are dependent on the future performance of the stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(b),(c) Nonstatutory stock options (b) and incentive stock options (c) which become exercisable on a combined basis at the rate of 20% per year commencing on June 9, 1995, except in the event of a change in control (as defined in such option agreements), in which case such options become immediately exercisable.

(d) Nonstatutory stock options which become exercisable at the rate of 33% on June 9, 1997, 33% on June 9, 1998 and 34% on June 9, 1999, except in the event of a change in control (as defined in such option agreements) in which case such options become immediately exercisable.

    The following table reflects the value realized (market price on the date of exercise less exercise price) with respect to options exercised by any of the Named Executive Officers during the 1994 fiscal year. Such table also shows the number of shares covered by all exercisable and unexercisable stock options held by the Named Executive Officers as of July 31, 1994, as well as fiscal 1994 year-end values for their unexercised "in the money" options, which represent the positive spread between the exercise price of any such options and the year-end market price of the Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                          Number of Securities
                                                                         Underlying Unexercised        Value of Unexercised
                                                                               Options at             In-the-Money Options at
                                             Shares                       July 31, 1994 (#)(1)         July 31, 1994 ($)(2)
                                           Acquired on      Value      ---------------------------  ---------------------------
Name                           Company    Exercise (#)   Realized ($)  Exercisable  Unexercisable   Exercisable  Unexercisable
- - ---------------------------  -----------  -------------  ------------  -----------  --------------  -----------  --------------
John M. Leonis.............         LIT         5,280        202,277       27,400         99,000       666,071       1,496,000
                                    WAI         4,000        140,018       23,400         22,000       699,400         577,148
                                  Total         9,280        342,295       50,800        121,000     1,365,471       2,073,148
Rudolph E. Lang, Jr. ......         LIT         8,680        380,813       52,400         54,000     1,384,694         669,262
                                    WAI        13,000        453,253       39,400         22,000     1,289,129         577,148
                                  Total        21,680        834,066       91,800         76,000     2,673,823       1,246,410
Gerald J. St. Pe...........         LIT        -0-           -0-           35,360         52,000       887,275         656,147
                                    WAI        -0-           -0-           35,360         22,000     1,132,344         577,148
                                  Total        -0-           -0-           70,720         74,000     2,019,619       1,233,295
Michael R. Brown...........         LIT        -0-           -0-           19,120         42,600       466,863         630,506
                                    WAI         2,720         98,404       16,400         23,600       493,070         637,109
                                  Total         2,720         98,404       35,520         66,200       959,933       1,267,615
Richard D. Fleck...........         LIT        -0-           -0-            5,332          4,668        89,332          96,374
                                    WAI        -0-           -0-            5,332          4,668       109,605         120,939
                                  Total        -0-           -0-           10,664          9,336       198,937         217,313
Alton J. Brann.............         LIT        80,376      3,569,035        8,000         75,280       134,032       1,309,718
                                    WAI        -0-           -0-            8,000         75,280       164,448       1,614,122
                                  Total        80,376      3,569,035       16,000        150,560       298,480       2,923,840
Joseph T. Casey............         LIT        12,400        682,372       89,000         52,400     2,367,049         933,538
                                    WAI        -0-           -0-           89,000         52,400     3,034,085       1,153,636
                                  Total        12,400        682,372      178,000        104,800     5,401,134       2,087,174
Orion L. Hoch..............         LIT         1,042         22,335       25,916        -0-           506,864        -0-
                                    WAI        -0-           -0-           25,916        -0-           632,662        -0-
                                  Total         1,042         22,335       51,832        -0-         1,139,526        -0-

- - ------------
(1) In connection with the Distribution, and pursuant to the Company's 1984 Long-Term Stock Incentive Plan, all Company stock options were adjusted to reflect the effects of the Distribution. Each incentive stock option and each nonstatutory stock option held by a Company employee (or former employee) prior to the Distribution was effectively converted into two separate options, a Company option and a WAI option, in both cases for a number of shares equal to the underlying Company option. The exercise price of the underlying Company option was allocated to the two options pursuant to a formula designed to preserve the economic value of the underlying Company option prior to the Distribution. The WAI options include only those issued as a result of the Distribution and do not include any WAI options granted after March 17, 1994.

(2) These values are based on a per share price for Company Common Stock of $36.94 and a per share price for WAI common stock of $48.31. These prices represent the average of the high and low trading prices for a share on July 29, 1994.

CERTAIN CHANGE IN CONTROL ARRANGEMENTS

    The Compensation and Selection Committee of the Company's Board of Directors has determined that certain officers and other key employees of the Company be offered the opportunity to enter into change in control agreements ("Agreements") with the Company. The Agreements become operative only upon the occurrence of a "change in control," which includes substantially those events described below. Absent a "change in control," the Agreements do not require the Company to retain the executives or to pay them any specified level of compensation or benefits. Of the Named Executive Officers, Messrs. Leonis, Lang, St. Pe, Brown and Fleck have entered into such Agreements.

    Generally, and subject to certain exceptions, a "change in control" is deemed to have occurred if: (a) a majority of the Board becomes composed of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly-created directorships; (b) another party becomes the beneficial owner of a least 30% of the Company's outstanding voting stock, other than as a result of a repurchase by the Company of its voting stock; or (c) the Company consummates a merger, reorganization or consolidation with another party (other than certain limited types of mergers), or sells or otherwise disposes of all or substantially all of the Company's assets, or the shareholders approve the liquidation or dissolution of the Company.

    Each Agreement provides that for three years after a "change in control" there will be no adverse change in the executive's salary, bonus opportunity, benefits or location of employment. If during this three-year period the executive's employment is terminated by the Company other than for cause, or if the executive terminates his or her employment for good reasons, as defined in the Agreements (including compensation reductions, demotions, relocations and required excessive travel), or voluntarily during the 30-day period following the first anniversary of the "change in control," the executive is entitled to receive an accrued salary and the annual incentive payment through the date of termination and, except in the event of death or disability, a lump-sum severance payment equal to three times the sum of the executive's base salary and annual bonus (and certain pension credit and insurance and other welfare plan benefits). Further, an additional payment ("gross up") is required in such amount that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under the Code had been imposed.

RETIREMENT BENEFITS

    Of the Named Executive Officers, Messrs. Leonis, Lang, St. Pe, Brown and Fleck, participate in Litton's Financial Security and Savings Program ("FSSP"), a contributory plan intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the satisfaction of any applicable waiting period, most salaried and hourly employees of Litton and of designated divisions and subsidiaries thereof are eligible to participate in the FSSP.

    A participant in the FSSP may elect to defer from 2% to 18% of his or her covered compensation for investment in the trust established under the FSSP, but the maximum amount which the employee may contribute to the FSSP for any calendar year is limited by provisions of the Code relating to the maximum amount, as adjusted annually for inflation, which may be contributed to plans qualified under Section 401(k) of the Code (the "401(k) Maximum

Amount"), which is $9,240 for calendar 1994. Deposits of 2% to 4% of the participant's compensation will be invested in a Retirement Fund, while deposits in excess of 4% will be invested in one or more investment funds as designated by the participant.

    The Company adds to the investment fund account of an FSSP participant an amount (not to exceed 2% of the participant's compensation) equal to 50% of the participant's deposits from 5% to 8% of his or her compensation. In the case of employees who are classified as highly compensated pursuant to applicable Treasury releases (those earning over $66,000 for 1994), such employees' permissible contributions may be reduced further and the amount of the employer's matching contribution may be limited if certain nondiscrimination tests set forth in the Code are not achieved. Generally, a participant is entitled to receive his or her entire FSSP account, to the extent it has become vested, upon retirement or earlier termination of employment with the Company.

    Benefits under the FSSP are integrated with and intended to supplement benefits under the Company's retirement plans. The employee's contribution of 2% to 4% of his or her gross earnings to the FSSP causes the employee to become eligible to accrue benefits under such retirement plans. Covered compensation for purposes of both the retirement plans and the FSSP is aggregate cash compensation including bonuses and commissions but would, in the case of the Named Executive Officers who participate in such plans, be limited pursuant to provisions of the Code.

    The amount of a participant's annual retirement benefit at his or her normal retirement date (generally age 65) under most of the Company's retirement plans is the higher of (A) 60% of the participant's deposits to the contributory retirement plans of the Company and to the Retirement Fund of the FSSP (during the entire period of his or her employment) or (B) 85% of such deposits minus 75% of the participant's estimated Social Security primary benefit at age 65, with adjustments in the amount of the benefit to take into account factors such as age at retirement, degree of vesting and form of benefit selected.

    The annual retirement benefit at normal retirement age is reduced by the actuarial equivalent of lump sum distributions made (at the request of the participant) of the participant's Retirement Fund account in the FSSP comprised of deposits with earnings and/or the participant's deposits with interest from contributory retirement plans of Litton (primarily the retirement plans which were in effect prior to the adoption of the FSSP).

    The 401(k) Maximum Amount causes certain participants in the FSSP to lose Company-provided benefits which they could otherwise have derived from full participation in the FSSP. Consequently, the Company has adopted a noncontributory and unfunded plan (the "Restoration Plan") designed to restore the approximate amount of lost Company-provided benefit to those employees who participate in the FSSP to the fullest extent permitted by the applicable Code provisions but who are unable (as a result of the 401(k) Maximum Amount limitation) to contribute 8% of their compensation to the FSSP. Such lost Company-provided benefits to be restored under this plan consist of (i) all or part of the 50% matching contributions to the investment fund account of the FSSP participant and (ii) in the case of FSSP participants who are not participants in the Supplemental Plan described below, a portion of the full benefit under the Company's retirement plans if the participant's contributions to the FSSP Retirement Fund are limited to less than 4% of his or her compensation. Amounts that would have been deposited to the employee's FSSP Retirement Fund account by the employee and to his or her FSSP investment fund account by the Company are projected with interest to the participant's normal retirement date. Based upon these amounts, the participant's lost benefits from the

Company's retirement plans and lost Company contributions to the investment fund are determined and converted to, and payable upon the participant's retirement, as a single life annuity if the participant is unmarried at such time or as a 100% joint and survivor annuity if the participant is then married; however, no payment will commence until the participant reaches the age of 62.

    Based upon their prior participation in Litton's retirement plans, the FSSP, and the Restoration Plan, and assuming their retirement from the Company at age 65, their continuing participation in the FSSP to the maximum permissible extent, and election of a benefit in the form of a single life annuity, the estimated annual benefits payable at retirement to the following Named Executive Officers pursuant to Litton's retirement plans, the FSSP, and the Restoration Plan are as follows: Mr. Leonis, $195,757; Mr. Lang, $257,111; Mr. St. Pe, $319,555; Mr. Brown, $206,497; and Mr. Fleck, $138,840. Of these amounts, the following amounts represent the portion of such benefit which is deemed to have been provided by the employer's (as opposed to the employee's) contribution: Mr. Leonis, $169,111; Mr. Lang, $212,903; Mr. St. Pe, $271,155; Mr. Brown, $168,941;
and Mr. Fleck, $116,211.

    In addition to the FSSP, the related retirement plans, and the Restoration Plan, the company has a noncontributory supplemental retirement plan (the "Supplemental Plan") designed to provide additional benefits to certain executive officers selected as participants by the Compensation and Selection Committee. Currently, there are no further retirement benefits being earned under the terms of the Supplemental Plan. However, until the date of the Distribution, Messrs. Brann and Casey continued to earn retirement benefits under the terms of the Supplemental Plan. If a participant retired on or after age 65 following 25 years of service with the Company, his or her annual benefit (computed as a single life annuity) under the Supplemental Plan was 55% of the participant's average annual cash compensation for the three years in which his or her cash compensation was highest during the final five years of the participant's employment, less amounts payable to the participant under Social Security and less that portion of pension benefits deemed to have been provided by the employer's (as opposed to the participant's) contributions which would have been received by the participant under any other retirement plan sponsored by the Company (or a subsidiary) if he or she was eligible to and had participated at all times in any such plan to the maximum extent permitted (regardless of the degree of actual participation). If a participant's employment terminated before the participant had completed 25 years of service or attained the age of 65, then the percentage of 55% referred to above was reduced in accordance with a schedule relating to age and length of service; however, payment of retirement benefits to a participant under the Supplemental Plan could in no event commence until the participant reached age 62. In addition to retirement benefits, the Supplemental Plan provided certain benefits in the event of the death or disability of a participant while in the employ of the Company or a subsidiary.

    As stated above, Messrs. Brann and Casey were covered under the terms of the Supplemental Plan. In addition, Mr. Hoch had a contractual pension benefit substantially similar to the benefit provided under the Supplemental Plan, but subject to adjustment in the amount of the pension payable to Mr. Hoch to take into account any pension benefits payable to him under retirement plans of a former employer (not affiliated with the Company). Because Mr. Hoch was ineligible to participate in the Company's basic retirement plans, such contract provided for no offset of benefits which could have been received thereunder.

    In 1988 the Company deposited into an irrevocable trust the sum of $12,000,000 and a letter of credit issued by the trustee bank in the maximum amount of $8,000,000 to provide, under certain circumstances, payment of benefits under the Supplemental Plan, under the contractual pension benefit described above, and under the other contracts to which the Company is party which provide for payment of supplemental retirement or death benefits to certain retired officers of the Company or their beneficiaries. In fiscal 1994 the Company deposited into such trust an additional sum of $6,000,000. The funds in the trust are subject to claims of the Company's creditors in the event of the insolvency or bankruptcy of the Company. The establishment and funding of the trust does not increase the payments due to any participant in the Supplemental Plan or any beneficiary of such participant.

    During fiscal year 1994 Messrs. Hoch and Casey retired from Litton for purposes of Mr. Hoch's contractual benefit and Mr. Casey's participation in the Supplemental Plan. At the times of their retirement, Messrs. Hoch and Casey had 28 and 30 years of service, respectively, and commenced receiving benefits. For Mr. Casey, there will be offset from such benefit, beginning at age 65, the amount Mr. Casey would, but for the asset transfer referred to below, receive as an employer-provided pension benefit accrued under Litton's basic contributory retirement plan. In accordance with the terms of a certain benefits separation agreement between the Company and Western Atlas, the liability to pay such pension benefit accrued under Litton's basic contributory retirement plan with respect to Mr. Casey has been transferred, along with sufficient assets to satisfy such liabilities, from Litton's basic contributory retirement plan to the corresponding Western Atlas retirement plan. In addition, the liability to pay Mr. Casey's retirement benefit under the Company's Restoration Plan has been transferred to the corresponding Western Atlas restoration plan. Under the Supplemental Plan, Mr. Casey receives a monthly benefit of $35,683 in the form of a 100% joint and survivor annuity. Such monthly benefit will be reduced to $27,075 on October 1, 1996, when Mr. Casey attains age 65. Under the terms of the Company's contractually provided pension benefit, and Restoration Plan, Mr. Hoch receives a combined monthly benefit of $60,391 in the form of a 100% joint and survivor annuity. In connection with the Distribution, Litton's liability for the payment of Restoration Plan and Supplemental Plan benefits to Mr. Brann was transferred to a substantially identical restoration plan and supplemental retirement plan provided by Western Atlas.

INFORMATION REGARDING INDEBTEDNESS OF MANAGEMENT TO THE COMPANY

  INCENTIVE LOANS

    As a form of additional incentive for the Company's key employees, the Company provides loans to certain such employees located in the United States.

    Under the Company's incentive loan program, unsecured loans, not to exceed $6,000,000 in the aggregate outstanding at any one time, may be made to not more than 50 employees and may not exceed the annual salary rate of the borrower. These loans presently bear interest at the rate of 4% per annum and are payable on the Company's demand, but in any event not later than the EARLIER of (i) termination of the borrower's employment OR (ii) December 31, 1996. Loans to any officer of Litton of the level of Senior Vice President or higher require the approval of the Compensation and Selection Committee.

    As of October 15, 1994, loans upon the terms set forth above in the aggregate amount of $1,283,000 were outstanding to seven executive officers of the Company as follows: Gerald J. St. Pe, $200,000; Michael R. Brown, $250,000; Richard D. Fleck, $68,000; Rudolph E. Lang, Jr. $150,000; John M. Leonis, $310,000; John E. Preston, $170,000; and Timothy G. Paulson, $135,000. The principal balances, plus accrued interest, on the Company incentive loans to Alton J. Brann and Joseph T. Casey were each paid in full on March 17, 1994, and the principal balance, plus accrued interest, on the Company incentive loan to Orion Hoch was paid in full on April 28, 1994. Such principal balances were $516,000 in the case of Mr. Brann, $415,000 in the case of Mr. Casey, and $250,000 in the case of Mr. Hoch. When the amounts repaid by Messrs. Brann, Casey, and Hoch are aggregated with the $1,283,000 amount stated above, the total represents the largest amount of indebtedness of such individuals and present executive officers as a group under the Company's incentive loan program outstanding at any time since July 31, 1993.

    Mr. Hoch also had a loan from a subsidiary of Litton evidenced by a promissory note dated October 15, 1982, which bore interest at the rate of 6% per annum, and which had a final maturity date of the EARLIER of October 14, 2012, OR the date of Mr. Hoch's termination of employment with the Company. The note was secured by a deed of trust on Mr. Hoch's residence, and level payments of principal and interest in the amount of $6,443 were due each month. The remaining principal balance of the note ($862,756) plus accrued interest was paid in full in April, 1994.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

    The following graph illustrates the performance of Litton Common Stock over the five-year period from August 1, 1989 through July 31, 1994, compared to the performance of the S&P 500 Index and the S&P Conglomerates Index:

                            Litton Industries, Inc.
                   Comparison of Cumulative Total Return [1]
                        August 1, 1989 -- July 31, 1994

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             Litton Industries,
                    Inc.            S&P 500 Index    Conglomerates Index
Aug-89                     100.00           100.00                  100.00
Jul-90                      80.33           106.50                   96.94
Jul-91                      89.61           120.09                   86.51
Jul-92                     100.83           135.45                  101.42
Jul-93                     148.75           147.27                  137.12
Jul-94                     194.09           154.87                  139.55

[1] Assumes $100 invested August 1, 1989 in Litton Industries, Inc. Common
    Stock, the S&P 500 Index and the S&P Conglomerates Index (dividends reinvested).

                  COMPENSATION AND SELECTION COMMITTEE REPORT

    The Compensation and Selection Committee (the "Committee"), composed entirely of independent outside directors, is responsible for establishing and administering the compensation policies applicable to the Company's officers having the title of Senior Vice President or above, including all executive officers of the Company regardless of title.

    COMPENSATION POLICY AND PROGRAMS. The Committee's responsibility is to provide a strong and direct link among shareholder values, company performance, and executive compensation through its oversight of the design and implementation of a sound compensation program that will attract and retain highly qualified personnel. Compensation programs are intended to complement the Company's short-term and long-term business objectives and to focus executive efforts on the fulfillment of these objectives.

    During the 1994 fiscal year the Committee reviewed the Company's executive compensation program as it related to the composition of the Company both prior and subsequent to the distribution of the common stock of Western Atlas Inc. (The Distribution is described at page 2.) In performing these reviews, the Committee continued its practice to establish target levels of compensation for senior officers consistent with that of companies comparable in size and complexity to Litton, as well as companies which are direct business competitors of Litton. After considerable review of extensive data relating to all aspects of compensation paid by such groups of companies, actual compensation of the Company's executive officers is subject to increase or decrease by the Committee from targeted levels according to the Company's overall performance and the individual's efforts and contributions. Total compensation for the Company's senior management is composed of base salary, near-term incentive compensation in the form of awards or bonuses, and long-term incentive compensation in the form of stock options. The Committee retains the discretion to adjust certain items of compensation so long as total compensation reflects overall corporate performance and individual achievement.

    CHIEF EXECUTIVE OFFICER BASE SALARY. In determining the base salary of a particular executive, including the President and Chief Executive Officer, the Committee considers the executive's level of responsibility, individual performance, including the accomplishment of short-term and long-term objectives, and various subjective criteria including initiative, contribution to overall corporate performance, and leadership ability. The Committee also considers the levels of compensation at other similarly situated companies and at direct competitors, and internal issues of consistency and fairness.

    In determining Mr. Brann's base salary for fiscal 1994, the Committee took into account a comparison of base salaries of chief executives of a peer group of companies and of direct competitors of the Company as it existed prior to the Distribution. The Committee also took into account Mr. Brann's considerable time devoted to and involvement with the, then anticipated, successful completion of the Distribution. The Committee also considered the Company's success in meeting its return on equity goals in fiscal 1993, Mr. Brann's individual performance, his years of prior service with the Company in various capacities and his general knowledge and leadership abilities. The Committee also took into account the fact that it was contemplated at that time that the Distribution would occur on or about January 1, 1994 and that Mr. Brann would then become Chairman and Chief Executive Officer of Western Atlas Inc. Notwithstanding the Committee's finding that, based on the foregoing criteria, under normal circumstances Mr. Brann's performance would warrant an increase to his base salary, the

Committee decided that, in view of his anticipated departure to Western Atlas Inc., Mr. Brann's base salary would not be increased from the annual rate of $525,000 for the portion of fiscal year 1994 during which he would remain employed by the Company.

    When Mr. Leonis was identified as Mr. Brann's successor, he commenced to accept certain responsibilities to assure an orderly transition. Mr. Leonis succeeded Mr. Brann as President and Chief Executive Officer of Litton upon the Distribution. (Mr. Brann continues to serve as the non-executive Chairman of the Board of Directors of Litton.) In establishing Mr. Leonis' base salary as President and Chief Executive Officer, the Committee took into account a comparison of base salaries of chief executive officers of a peer group of companies and of direct competitors of the Company as it would exist following the Distribution. The Committee also took into account the fact that Mr. Leonis has been the Group Executive of the Company's Navigation, Guidance and Control Systems Group and that he has extensive expertise and knowledge of the Company's continuing lines of business. Effective January 1, 1994 Mr. Leonis was granted a base salary at the annual rate of $425,000.

    INCENTIVE AWARD COMPENSATION. The Company's executive officers are eligible for annual incentive awards under various performance-oriented plans of the Company and its subsidiaries. The amount of awards for senior officers are within guidelines established by the Committee as a result of its review of total compensation for senior management, including the chief executive officer, of both peer companies and competitors. The actual amount awarded, within these guidelines, is determined principally by the Committee's assessment of the individual's contribution to the Company's overall financial performance. Consideration is also given to factors such as the individual's successful completion of a special project, any significant increase or decrease in the level of the participant's executive responsibility and the Committee's evaluation of the individual's overall efforts and ability to discharge the responsibilities of his or her position.

    Under the Performance Award Plan in which Messrs. Leonis and Lang are eligible to participate, the Committee has the right to make an equitable adjustment to the computation of the amount which can be credited to the Plan's account to take into account certain events which either favorably or adversely impact the Plan's computation formula. In that regard, the Committee recognized that certain decisions made by the Company's Board of Directors, including the decision to effect the Distribution, the decision to effect the in-substance defeasance of certain subordinated debentures of the Company and the decision to settle certain legal proceedings involving the Company, were designed to enhance shareholder value and improve the Company's long-term performance. The Committee recognized that the outcome of these events was desired by the Company and achieved, in significant part, through the efforts of senior management. For the foregoing reasons, the Committee decided to make an equitable adjustment to the computation of the amount to be credited to the Plan's account for fiscal year 1994 to take into account these events. Awards under this Plan are payable in three annual installments, with 50% of the award being paid in December of the year it is granted and 25% thereof in December of each of the two subsequent years provided the recipient of the award is then in the employ of the Company.

    The Committee determined to credit the Plan's account with the amount of $2,597,000 for fiscal 1994. In making such determination, and in setting the amounts of the specific awards for fiscal 1994, the Committee gave consideration to a review of the Company's executive compensation prepared by an independent national compensation consulting firm. That review provided the Committee with certain data which included the financial performance and executive compensation patterns of a selected peer group of companies. Mr. Leonis' bonus award for fiscal 1994 was based upon the consideration of various factors. The Committee considered the conclusions of the above-described compensation review and Mr. Leonis' performance as President and Chief Executive Officer. The Committee recognized that Mr. Leonis provides continued stability to the senior management of the Company and that he has successfully recruited key employees. In addition, the Committee recognized that Mr. Leonis has played an important role in introducing the Company, as it exists after the Distribution, to the investment community and that he has made significant contributions towards the implementation of the Company's strategic planning. Mr. Leonis was granted a bonus award of $425,000 for fiscal 1994.

    On December 8, 1993 the Committee made one-time bonus awards of $768,000 to Mr. Hoch, $408,000 to Mr. Brann and $264,000 to Mr. Casey with respect to the period from August 1, 1993 to December 31, 1993. In determining the amount of the awards, the Committee gave particular consideration to the considerable amount of time and effort devoted by Messrs. Hoch, Brann and Casey in accomplishing the Distribution.

    Under other plans of the Company and its subsidiaries, group executives with responsibility for major operating business units of the Company are awarded bonuses for achieving group financial performance consistent with the Company's overall corporate goals. The amount of the bonus is dependent principally upon the year-end financial results of the relevant operating unit, measured by factors such as return on capital utilized. The Committee (or Chief Executive Officer, in the case of participants who are not senior officers of the Company) retains the discretion to adjust bonuses under these plans to take account of other factors including an individual's efforts and contribution towards accomplishing one or more of the Company's corporate objectives.

    STOCK OPTIONS. Under the Company's 1984 Long-Term Stock Incentive Plan, as amended, stock options may be granted to the Company's officers and other key employees either in the form of incentive stock options, which must be granted at 100% of fair market value of the stock on the date of grant, or as nonstatutory options, which may have an exercise price of not less than 50% nor more than 100% of fair market value on the date of grant. This approach, which combines a broad range of exercise prices at which options may be granted with an extended vesting schedule, is designed to incentivize the creation of shareholder value over the long term, since the full benefit of the compensation package cannot be realized unless the stock price appreciation occurs over a number of years. The Committee sets guidelines for the number and terms of stock option awards based on factors similar to those considered with respect to the other components of the Company's compensation program. The Committee may decide not to award stock options in any given fiscal year although exceptions to this policy may be made for individuals who have assumed substantially greater responsibilities and other similar factors. Stock options are designed to align the interests of executives with those of the shareholders and generally become exercisable in cumulative installments over a period of five years; the individual forfeits any installment which has not vested during the period of his or her employment. The Committee has concluded that in limited circumstances it is desirable to grant selected executives options at below market exercise prices. For fiscal year 1994, the Committee concluded that, after the Distribution, it was in the Company's best interest to promote the stability of the Company's management by making a concerted effort to retain critical members of the Company's management team who assumed their positions at the time of the Distribution. The utilization of below market option grants encourages management retention due to the fact that all of the contracts relating to options granted at below market exercise prices during fiscal year 1994 require that employment with the Company continue for a period of three years before any installment vests.

    In  fiscal  year 1994,  Mr. Leonis  was granted  options to  purchase 42,000 shares of the Company's Common Stock at an exercise price of $30.38 (representing 100% of the market price of the date of grant). In addition, in fiscal year 1994, Mr. Leonis was granted options to purchase 35,000 shares of the Company's Common Stock at an exercise price of $15.19 (representing 50% of the market price on the date of grant). The methodology applied by the Committee to determine the number of options granted to Mr. Leonis is based upon a multiple of base salary to a targeted future stock price. In fiscal year 1994, Mr. Brann was not granted any options to purchase shares of the Company's Common Stock.

    SECTION 162(M) DISCUSSION. Section 162(m) of the Internal Revenue Code limits future tax deductions of the Company for certain compensation paid to the five highest paid executives to $1 million per individual commencing with the 1995 fiscal year of the Company. The Company has not amended its variable bonus and option plans in consideration of Section 162(m) as final regulations have not yet been published. The final regulations implementing Section 162(m) are expected later this year, and upon their publication, the Committee will take appropriate action. Currently, the Company believes that the payment of compensation will not exceed $1 million for any covered executive for fiscal year 1995.

    THE FOREGOING REPORT HAS BEEN FURNISHED BY THE FOLLOWING MEMBERS OF THE COMPENSATION AND SELECTION COMMITTEE:

                  Wallace W. Booth, CHAIRMAN
                  Carol B. Hallett
                  C. B. Thornton, Jr.

                               OTHER INFORMATION

    Robert H. Lentz, a former Senior Vice President and General Counsel of the Company and a former advisory director who now serves as a director to the Company for the consideration described on pages 6 and 7, also served as an independent consultant to the Company pursuant to a consulting contract for an annualized consideration of $100,000 for the period from April 1, 1993, through December 7, 1993. During this period Mr. Lentz had agreed to be available to the Company for consulting purposes during 65 days; if requested to perform consulting services beyond such 65 days, Mr. Lentz was compensated at a daily rate of $1,500. Days spent rendering service as an advisory director were not included in the 65-day period specified in such contract. Mr. Lentz was provided, during the term of this agreement, with an office and secretarial services; was entitled to exercise, under the terms of agreements previously entered into, stock options granted under various employee stock option plans of the Company; and was covered by the terms of a contract providing medical insurance to Mr. Lentz and his spouse. During the 1994 fiscal year Mr. Lentz was paid $35,434 under the terms of such consulting contract. The premium paid by the Company with respect to Mr. Lentz's medical insurance for the 1994 fiscal year was $10,787. During fiscal 1994 Mr. Lentz exercised options to purchase 8,000 shares of common stock of WAI granted to Mr. Lentz as a result of his having received Common Stock options granted to him while an officer of the Company under the 1984 Long-Term Stock Incentive Plan. Mr. Lentz realized net value (market value less exercise price) of $183,755 upon such exercise. Under the terms of the Company's basic retirement plans, supplemental retirement plan, and Restoration Plan described on pages 15-18, Mr. Lentz receives a combined monthly benefit of $14,081 in the form of a 100% joint and survivor annuity. In addition, during fiscal year 1994 Mr. Lentz received $9,756 as a member of the Investment Committee of Litton Industries, Inc.

    A subsidiary of the Company has entered into a contract with Thomas B. Hayward Associates ("Hayward Associates") pursuant to which Hayward Associates has agreed to provide consulting services to a division of such subsidiary in connection with the marketing and sales of shipboard electronic warfare systems to foreign customers for the period from April 30, 1994 through May 1, 1997. Hayward Associates is paid a monthly retainer of $4,000 for such services. Thomas B. Hayward, a director of the Company, is president and sole proprietor of Hayward Associates.

    In connection with the relocation of Alton J. Brann to the Company's executive offices in 1988, the Company guaranteed to Wells Fargo Bank, N.A., the repayment of certain indebtedness of Mr. Brann and his spouse incurred in connection with their purchase of a principal residence. This arrangement between Mr. Brann and the Company was terminated in fiscal 1994.

    During the 1994 fiscal year, the Company purchased insurance policies covering certain liabilities of directors and officers and providing reimbursement for amounts paid by the Company as indemnification to directors and officers. The premium cost of such policies was $1,841,095 for the thirteen month period from March 1, 1994, to April 1, 1995. These policies provide for payment of covered losses in excess of certain retention amounts with an aggregate limit of liability of $100,000,000. Those insured under these policies are all persons (or their legal representatives or estates) who were, now are, or shall be directors or officers of Litton or any subsidiary thereof. In addition, certain individuals serving on the boards of other organizations at the request of the Company are covered.

    Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file certain reports on SEC Forms 3, 4 and/or 5 describing ownership and changes in ownership in the Company's equity securities. Based solely on a review of the Forms 3, 4 and 5 furnished to the Company during fiscal year 1994, the Company believes that all filings required by Section 16(a) of the Exchange Act were made in a timely fashion except that the Form 3's of Ambassador Hallett (upon becoming an advisory director prior to becoming a director of the Company) and Claire W. Gargalli (a former advisory director of the Company) were not filed with the SEC on a timely basis due to a misunderstanding as to the interpretation of the applicability of Section 16(a) of the Exchange Act to advisory directors. Both Form 3's were subsequently filed.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Common Stock Performance Graph on page 20 and the Report of the Compensation and Selection Committee on pages 21-24 shall not be incorporated by reference into any such filings.

1995 MEETING--SHAREHOLDER PROPOSALS

    Any shareholder proposal to be presented at Litton's 1995 annual meeting of shareholders must be received by the Secretary of the Company by July 1, 1995, in order to be timely received for inclusion in Litton's proxy statement for that meeting.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters that are to be presented for action at the December 8, 1994 meeting. Should any other matter come before the meeting, the accompanying proxy will be voted with respect to the matter in accordance with the best judgment of the persons voting the proxy.

                                          THE BOARD OF DIRECTORS
                                          LITTON INDUSTRIES, INC.

Directors recommend a vote "FOR"

1. Election of Directors

FOR all nominees listed below  X

WITHHOLD AUTHORITY
to vote for ALL nominees listed below  X

EXCEPTIONS*
as indicated  X

Alton J. Brann, Joseph T. Casey, Carol B. Hallett, Thomas B. Hayward, Orion L. Hoch, David E. Jeremiah, Rudolph E. Lang, Jr.,
Robert H. Lentz, John M. Leonis, William P. Sommers, C. B. Thornton, Jr.

If you desire to withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and please write that nominee's name on the space provided.

*EXCEPTIONS____________________________________________________________________
                             Directors recommend a vote "FOR"

2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending July 31, 1995.

Address Change
and/or Comments  X


FOR  X          AGAINST  X         ABSTAIN  X

PROXY DEPARTMENT
NEW YORK, N.Y. 10203-0153

Note: Please sign exactly as shown at left. If stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

Dated:_______________________, 1994

________________________________________
                Signature
________________________________________
                Signature
            (if jointly held)

Please Mark, Date, Sign and Mail This Proxy Card Promptly in the Enclosed Envelope.

Votes must be indicated
(x) in Black or Blue ink.  X

LITTON INDUSTRIES, INC.
PROXY

The undersigned appoints John M. Leonis and Rudolph E. Lang, Jr., and each of them (with full power to act without the other), with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Litton Industries, Inc., Common Stock and Series B Preferred Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on December 8, 1994, and at any adjournment thereof, upon the following matters and in the manner designated on the reverse hereof and in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

(Continued, and to be signed and dated, on reverse side.)